                                                                    Exhibit 7(c)

                                   8145-00-00

              AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

                                    BETWEEN

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                   (HEREINAFTER CALLED THE "CEDING COMPANY")
                           BERWYN, PENNSYLVANIA, USA

                                      and

              PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                   (HEREINAFTER CALLED THE "CEDING COMPANY")
                             NEWARK, DELAWARE, USA

                                      and

                            RGA REINSURANCE COMPANY
                      (HEREINAFTER CALLED THE "REINSURER")
                            ST. LOUIS, MISSOURI, USA

                   THIS AGREEMENT IS EFFECTIVE AUGUST 1, 2001

                               TABLE OF CONTENTS
                               -----------------

ARTICLE        TITLE                                                                               PAGE
-------        -----                                                                               ----

    I          PARTIES TO THE AGREEMENT                                                              3
   II          COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE                              3
  III          SCOPE                                                                                 4
   IV          COVERAGE                                                                              5
    V          LIABILITY                                                                             6
   VI          RETENTION AND RECAPTURE                                                               7
  VII          REINSURANCE PREMIUMS AND ALLOWANCES                                                   7
 VIII          RESERVES                                                                              8
   IX          TERMINATIONS AND REDUCTIONS                                                           8
    X          POLICY ALTERATIONS                                                                    8
   XI          POLICY ADMINISTRATION AND PREMIUM ACCOUNTING                                          9
  XII          CLAIMS                                                                               10
 XIII          ARBITRATION                                                                          11
  XIV          INSOLVENCY                                                                           13
   XV          OFFSET                                                                               13
  XVI          RIGHT TO INSPECT                                                                     13
 XVII          UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS                                 13
XVIII          CHOICE OF LAW, FORUM AND LANGUAGE                                                    14
  XIX          ALTERATIONS TO THE AGREEMENT                                                         14
   XX          EXECUTION OF THE AGREEMENT                                                           15

SCHEDULES
---------
    I          REINSURANCE SPECIFICATIONS                                                           16
   II          RETENTION                                                                            20
  III          BUSINESS COVERED                                                                     21
   IV          REINSURANCE PREMIUMS                                                                 22
    V          LIMITS                                                                               26
   VI          SAMPLE STATEMENT SPECIFICATIONS                                                      27
  VII          SAMPLE POLICY EXHIBIT                                                                28
 VIII          DEFINITIONS                                                                          29






(113) 8145-00-00                        2                               11/16/01

                      ARTICLE I - PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special policy conditions, the premium schedules and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.

     ARTICLE II - COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.   AGREEMENT COMMENCEMENT

     Notwithstanding the date on which this Agreement is signed, this Agreement will take effect as from the date shown in the attached Schedule I, and applies to new business taking effect on and after this date.

2.   AGREEMENT TERMINATION

     This Agreement will be in effect for an indefinite period and may be terminated as to new reinsurance at any time by either party giving ninety
     (90) calendar days written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) calendar day period.

     During the ninety (90) calendar day period, this Agreement will continue to operate in accordance with its terms.

3.   POLICY TERMINATION

     If the Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

     If the Policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

     If the Policy continues in force because of the operation of an Automatic Premium Loan provision, or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.   CONTINUATION OF REINSURANCE

     On termination of this Agreement in accordance with the provisions in Paragraph two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement until their natural expiry.

                              ARTICLE III - SCOPE

1.   RETENTION OF THE CEDING COMPANY

     The type and amount of the Ceding Company's retention on any one life is as shown in Schedule I. In determining the amounts at risk in each case, any additional death benefits on the same life (e.g. additional term insurance or family income benefits) will be taken into account, as will the amounts at risk under any other existing policies, at the time of commencement, of the policy ceded under this Agreement.

     The Ceding Company may alter its retention in respect to future new business at any time. The Ceding Company will promptly notify the Reinsurer of such alteration and its effective date.


2.   CURRENCY

     All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

3.   THE REINSURER'S SHARE

     The Reinsurer's Share is as shown in Schedule I.

4.   BASIS OF REINSURANCE

     Plans of insurance listed in Schedule I will be reinsured on the basis described in Schedule I, using the rates given in the Rate Table as shown in Schedule I.

5.   REINSURANCE ALLOWANCES

     The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule I. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company, will be reimbursed to the Reinsurer.

6.   PREMIUM RATE GUARANTEE

     Premium Rate Guarantees, if any, are as shown in Schedule 1.

7.   POLICY FEES

     Policy fees, if any, are as shown in Schedule I.

8.   TAXES

     Taxes, if any, are shown in Schedule I.

9.   EXPERIENCE REFUND OR PROFIT COMMISSION

     If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

10.  EXPENSE OF THE ORIGINAL POLICY

     The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the Original Policy.


(113) 8145-00-00                       4                               11/16/01

                             ARTICLE IV - COVERAGE


AUTOMATIC PROVISIONS
--------------------

     For each risk on which reinsurance is ceded, the Ceding Company's retention at the time of issue will take into account both currently issued and previously issued policies.

     The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

     1.   RETENTION
          ---------

          The Ceding Company has retained its limit of retention as shown in
          Schedule I; and

     2.   PLANS AND RIDERS
          ----------------

          The basic plan or supplementary benefit, if any, is shown in Schedule I; and

     3.   AUTOMATIC ACCEPTANCE LIMITS
          ----------------------------

          The underwriting class, age, minimum reinsurance amount, binding amounts and jumbo limits fall within the automatic limits as shown in
          Schedule I; and

     4.   UNDERWRITING
          ------------

          The risk is underwritten according to the Ceding Company's Standard Guidelines; and

          The Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer; and

     5.   RESIDENCE
          ---------

          The risk is a resident of the Countries, as shown in Schedule I.

     If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

FACULTATIVE PROVISIONS
----------------------

     The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician's statement, and any additional information pertinent to the insurability of the risk to the Reinsurer.

     The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the Ceding Company will inform the Reinsurer of the initial and ultimate risk amounts for which reinsurance is being requested, or in the case of indexed amounts, the basis of the indexing.

     On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. In no case will the Reinsurer's offer on facultative submissions be open after 120 calendar days have elapsed from the date of the Reinsurer's offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the Ceding Company must occur within 120 calendar days of the final reinsurance offer. Unless the Reinsurer explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

     The Reinsurer will not be liable for proceeds paid under the Ceding Company's conditional receipt or temporary insurance agreement for risks submitted on a facultative basis.


(113) 8145-00-00                       5                               11/16/01

                             ARTICLE V - LIABILITY


The liability of the Reinsurer for all claims within automatic cover and all claims arising after facultative acceptance as described in Article IV, will commence simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.


                      ARTICLE VI - RETENTION AND RECAPTURE


If the Ceding Company changes its limit of retention as shown in Schedule I, written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance in force under this Agreement, on all lives, on which the Ceding Company has maintained its maximum limit of retention, provided that all eligible business is reduced on the same basis. The Ceding Company may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1. No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. No recapture will be made unless the Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the Ceding Company established special retention limits less than the Ceding Company's maximum retention limits for the plan, age, and mortality rating at the time the policy was issued.

4. If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

5. If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.


               ARTICLE VII - REINSURANCE PREMIUMS AND ALLOWANCES


1.   LIFE REINSURANCE
     ----------------

     Premiums for Life and Supplemental Benefit reinsurance will be as shown in
     Schedule I.

2.   SUBSTANDARD PREMIUMS
     --------------------

     Premiums will be increased by any (flat) extra premium as shown in
     Schedule I, charged the insured on the face amount initially reinsured. Premiums will be increased by any substandard premium as shown in Schedule I, charged the insured on the net amount at risk reinsured.

3.   JOINT POLICY PREMIUMS
     ---------------------

     In the case of joint policy premiums, if any, the premium rate payable to the Reinsurer will be as shown in Schedule I.

4.   SUPPLEMENTAL BENEFITS
     ---------------------

     The Reinsurer will receive a proportionate share of any premiums for additional benefits as shown in Schedule I, as well as for any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.) This share will be based on the ratio between the amount at risk and the total initial benefits insured and will remain constant throughout the entire period of premium payment.


(113)8145-00-00                        6                               11/16/01

                            ARTICLE VIII - RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

                    ARTICLE IX - TERMINATIONS AND REDUCTIONS

Terminations or reductions will take place in accordance with the following rules in order of priority:

1. The Ceding Company must keep its initial or recaptured retention on the policy.

2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

4. A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

6. When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

                         ARTICLE X - POLICY ALTERATIONS


1.   REINSTATEMENT

     Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.   EXTENDED TERM AND REDUCED PAID-UP INSURANCE

     If the original policy lapses and extended term insurance or reduced paid-up insurance is elected under the terms of the policy, reinsurance will be proportionately adjusted. The reinsurance premiums will be calculated in the same manner as reinsurance premiums were calculated on the original policy.

3.   EXCHANGES OR CONVERSIONS

     An exchange or conversion is a new policy replacing a policy issued earlier by the Ceding Company or a change in an existing policy that is issued or made either:

     1.   Under the terms of the original policy, or,

     2. Without the same new underwriting information the Ceding Company would obtain in the absence of the original policy,

     3. Without a suicide exclusion period, or contestable period of equal duration, to those contained in new issues by the Ceding Company, or




(113) 8145-00-00                       7                              11/16/01

            4. Without the payment of the same allowances in the first year, that the Ceding Company would have paid in the absence of the original policy.


                   ARTICLE X - POLICY ALTERATIONS (CONTINUED)


3.    EXCHANGES OR CONVERSIONS (CONTINUED)

      Exchanges or Conversions will be reinsured under this Agreement only if the original policy was reinsured with the Reinsurer; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the original policy with the Reinsurer immediately prior to the exchange or conversion. Premiums will be as shown in Schedule I.

Note: An original date policy Reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

Note: Re-Entry, e.g. wholesale replacement and similar programs are not covered under this Article. If Re-Entry is applicable to this treaty, then it will be covered in Schedule I.


           ARTICLE XI - POLICY ADMINISTRATION AND PREMIUM ACCOUNTING


1.    ACCOUNTING PERIOD AND PREMIUM DUE
      ---------------------------------

      The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, terminations, renewals, claims, and premium due, as shown in Schedule I.

2.    ACCOUNTING ITEMS
      ----------------

      The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.    REINSURANCE ADMINISTRATION REQUIREMENTS
      ---------------------------------------

      Reinsurance Administration Requirements are as shown in Schedule I.

4.    PAYMENT OF BALANCES
      -------------------

      The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay any balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.


(113) 8145-00-00                       8                               11/16/01

5.   BALANCES IN DEFAULT
     -------------------

     The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) calendar days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) calendar day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety (90) calendar day notice of termination, resulting from default as described in paragraph four of this Article, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) calendar day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown in Schedule I.

6.   OFFSET
     ------

     Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties.

7.   FLUCTUATION IN EXCHANGE RATES
     -----------------------------

     If the premium due periods allowed for the payment of balances are exceeded by either party, the debtor will bear the currency risk, in the event of any subsequent alteration in the exchange rate, by more than five percent, unless the debtor is not responsible for the delay in payment.


                              ARTICLE XII - CLAIMS


Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured and any additional benefits which are defined in accordance with the underlying policy and are reinsured under this Agreement.

1.   NOTICE
     ------

     The Ceding Company will promptly notify the Reinsurer of all claims.

2.   PROOFS
     ------

     In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.   PAYMENT OF BENEFITS
     -------------------

     The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to the Reinsurer for its recommendation before admission of any liability on the part of the Ceding Company.

     If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer's share of reinsurance liability will change proportionately.



(113) 8145-00-00                       9                               11/16/01

4.   CONTESTED CLAIMS

     The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the Reinsurer will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

5.   CLAIMS EXPENSES

     If the Reinsurer declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date, from the date it notifies the Ceding Company it declines to be a party.

6.   EXTRA CONTRACTUAL OBLIGATIONS

     In no event will the following categories of expenses or liabilities be reimbursed:

     a.   Routine investigative or administrative expenses;

     b. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

     c. Extra contractual damages, including punitive damages and exemplary damages; or

     d. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

                           ARTICLE XIII - ARBITRATION


1.   GENERAL

     The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

     The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

     The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.   NOTICE

     To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent, will respond to the notification in writing, within ten (10) business days of its receipt.

3.   PROCEDURE

     Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as Chairman of the tribunal.


(113) 8145-00-00                       10                           11/16/01

     If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the Arbitration Association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

     The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the Arbitration Association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the Arbitration Association. Such expense shall be borne equal by each party to this Agreement.

     The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.   ARBITRATION COSTS

     All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.   PLACE OF ARBITRATION

     The place of arbitration is as shown in Schedule I.

6.   ARBITRATION SETTLEMENT

     The award of the tribunal, will be in writing, and binding upon the consenting parties.

                            ARTICLE XIV - INSOLVENCY

In the event of the insolvency of the Ceding Company, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution because of the insolvency and in accordance with the terms of this Agreement.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor. The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.


(113) 8145-00-00                       11                               11/16/01

                              ARTICLE XV - OFFSET


Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against, either the Reinsurer or the Ceding Company, with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.


                         ARTICLE XVI - RIGHT TO INSPECT


Upon reasonable request the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two weeks in advance and even in urgent cases at least forty-eight hours in advance; and

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.


      ARTICLE XVII - UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS


It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.


               ARTICLE XVIII - CHOICE OF LAW, FORUM, AND LANGUAGE


1.   CHOICE OF LAW AND FORUM
     -----------------------

     This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the Courts, as shown in Schedule I.

2.   LANGUAGE
     -------

     The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.


                   ARTICLE XIX - ALTERATIONS TO THE AGREEMENT


This Reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment, Addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.


(113) 8145-00-00                       12                              11/16/01

                    ARTICLE XX - EXECUTION OF THE AGREEMENT


IN WITNESS OF THE ABOVE,

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                           BERWYN, PENNSYLVANIA, USA

                                      AND

              PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

                             NEWARK, DELAWARE, USA

                                      AND

                            RGA REINSURANCE COMPANY

                            ST. LOUIS, MISSOURI, USA


HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT IN DUPLICATE ON THE DATES INDICATED BELOW:


PROVIDENT MUTUAL LIFE INSURANCE COMPANY


BY:  /s/ Scott V. Carney                 BY:  /s/ Alan F. Hinkle
   --------------------------------         -----------------------------------

TITLE:  Vice President & Actuary        TITLE:  Executive Vice President &
                                                Chief Actuary
      -----------------------------           ---------------------------------

DATE:  11-27-2001                       DATE:  11-28-2001
     ------------------------------          ----------------------------------


PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF AMERICA


BY:  /s/ Scott V. Carney                 BY:  /s/ Alan F. Hinkle
   --------------------------------         -----------------------------------

TITLE:  Vice President & Actuary        TITLE:  Vice President & Actuary
      -----------------------------           ---------------------------------

DATE:  11-27-2001                       DATE:  11-28-2001
     ------------------------------          ----------------------------------


RGA REINSURANCE COMPANY

BY:  /s/ [Illegible]
   --------------------------------

TITLE:  VICE PRESIDENT

DATE:  11-16-01
     ------------------------------

                    SCHEDULE I - REINSURANCE SPECIFICATIONS


-------------------------------------------------------------------------------
COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE, ARTICLE II:
-------------------------------------------------------------------------------

     1.   EFFECTIVE DATE:                    This Agreement applies to policies
                                             with applications received by the
                                             Ceding Company on and after August
                                             1, 2001.

     2.   POLICY TERMINATION: REFUNDS:       The Reinsurer will refund any
                                             unearned reinsurance premiums.
                                             However, policy fees, if any, will
                                             be deemed earned for a policy year
                                             if the policy is reinsured during
                                             any portion of that policy year.

-------------------------------------------------------------------------------
SCOPE, ARTICLE III:
-------------------------------------------------------------------------------


     1.   RETENTION OF THE CEDING COMPANY:   See Schedule II, Retention

     2.   CURRENCY:                          United States Dollars ("US$")

     3.   THE REINSURER'S SHARE:             Excess of Ceding Company's
                                             retention

     4.   BASIS OF REINSURANCE:              YRT

     5.   REINSURANCE ALLOWANCE:             See Schedule IV, Reinsurance
                                             Premiums

     6.   PREMIUM RATE GUARANTEE:            See Schedule IV, Reinsurance
                                             Premiums

     7.   POLICY FEES:                       See Schedule IV, Reinsurance
                                             Premiums

     8.   TAXES:

          DAC TAX REGULATIONS

          The Ceding Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

          1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

          2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).


(113) 8145-00-00                       14                              11/16/01

-------------------------------------------------------------------------------
SCOPE, ARTICLE III (CONTINUED):
-------------------------------------------------------------------------------


     8.   TAXES (CONTINUED)

          3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

          4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

          5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

          6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

          7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous calendar year.

          PREMIUM TAX:                       Premium Tax will not be reimbursed.

     9.   EXPERIENCE REFUND OR PROFIT
          COMMISSION:                        See Schedule IV, Reinsurance
                                             Premiums


-------------------------------------------------------------------------------
COVERAGE, ARTICLE IV:
-------------------------------------------------------------------------------


     1.   RETENTION:                         See Schedule II, Retention

     2.   PLAN(S) AND RIDER(S):              See Schedule III, Business Covered

     3.   AUTOMATIC ACCEPTANCE LIMITS:       See Schedule V, Limits

     4.   UNDERWRITING CLASS:                See Schedule IV, Reinsurance
                                             Premiums


(113) 8145-00-00                       15                              11/16/01

-------------------------------------------------------------------------------
COVERAGE, ARTICLE IV (CONTINUED):
-------------------------------------------------------------------------------

     5. RESIDENCE:                 United States, Canada, Puerto Rico, Guam or
                                   US Virgin Islands


-------------------------------------------------------------------------------
RETENTION AND RECAPTURE, ARTICLE VI:
-------------------------------------------------------------------------------

        MINIMUM RECAPTURE PERIOD:  Ten (10) years

-------------------------------------------------------------------------------
REINSURANCE PREMIUMS AND ALLOWANCES, ARTICLE VII:
-------------------------------------------------------------------------------

     1.   LIFE REINSURANCE:        See Schedule IV, Reinsurance Premiums

     2.   SUBSTANDARD PREMIUMS:    See Schedule IV, Reinsurance Premiums

     3.   JOINT POLICY PREMIUMS:   See Schedule IV, Reinsurance Premiums

     4.   SUPPLEMENTARY BENEFITS:  See Schedule IV, Reinsurance Premiums

-------------------------------------------------------------------------------
RESERVES, ARTICLE VIII:
-------------------------------------------------------------------------------

     The Ceding Company agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.

-------------------------------------------------------------------------------
POLICY ALTERATIONS, ARTICLE X:
-------------------------------------------------------------------------------

     1.   EXCHANGES OR CONVERSIONS:     See Schedule IV, Reinsurance Premiums

     2.   RE-ENTRY'S:                   See Schedule IV, Reinsurance Premiums

-------------------------------------------------------------------------------
POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, ARTICLE XI:
-------------------------------------------------------------------------------

     1.   ACCOUNTING PERIOD:            Monthly

          PREMIUM DUE:                  Annually in Advance

     2.   ACCOUNTING ITEMS:             See Schedule VI, Sample Statement
                                        Specifications and Schedule VII, Sample
                                        Policy Exhibit

     3.   REINSURANCE ADMINISTRATION:   Self Administration








(113) 8145-00-00                           16                           11/16/01

--------------------------------------------------------------------------------
POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, ARTICLE XI (CONTINUED):
--------------------------------------------------------------------------------

     4.   BALANCES IN DEFAULT:

          The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

          a. Renewal premiums are not paid within sixty (60) calendar days of the due date.

          b.   Premiums for new business are not paid within one hundred twenty
               (120) calendar days of the date the policy is issued.

--------------------------------------------------------------------------------
ARBITRATION, ARTICLE XIII:
--------------------------------------------------------------------------------

     1.   ARBITRATION ASSOCIATION:           American Arbitration Association

     2.   PLACE OF ARBITRATION:              Philadelphia, Pennsylvania

--------------------------------------------------------------------------------
CHOICE OF LAW, FORUM AND LANGUAGE, ARTICLE XVIII:
--------------------------------------------------------------------------------

     1.   CHOICE OF LAW AND FORUM:           Pennsylvania, USA

     2.   LANGUAGE:                          English



(113) 8145-00-00                       17                               11/16/01

                            SCHEDULE II - RETENTION

                       RETENTION LIMITS OF CEDING COMPANY

                                      LIFE


                                                                 SPECIAL CLASSES A-G           SPECIAL CLASSES H-K
          AGE AT ISSUE                  STANDARD                 FLAT EXTRA $0-$10.00          FLAT EXTRAS $10.01+
          ------------                  --------                 --------------------          -------------------
            0-31 days                    $25,000                         None                           None
         32 days-2 years                 750,000                       $500,000                       $375,000
           3-65 days                    1,250,000                       875,000                        625,000
             66-70                      1,000,000                       750,000                        500,000
             71-75                       500,000                        375,000                        250,000
             76-80                       250,000                         None                           None
             81-85                       125,000                         None                           None
              86+                         None                           None                           None

The above limits may be exceeded as much as $25,000 in order to avoid reinsurance.

The maximum retention for aviations risks is one-half the normal retention.

                               Disability Waiver
                               -----------------
Same as Life

Provident Mutual Life and Annuity Company of America may cede all or part of its retention to Provident Mutual Life Insurance Company.




(113) 8145-00-00                       18                           11/16/01

                        SCHEDULE III - BUSINESS COVERED

                            EFFECTIVE AUGUST 1, 2001

PLAN(S)

                                Options Premier
                                 Whole Life II
                                  Portfolio II
                                  Special Term
                                  ProvFlex UL

   Face amount increases for Variable Universal Life and Universal Life Plans

RIDER(S)

                       Additional Insurance Benefit Rider
                            Other Insured Term Rider
                            Waiver of Premium Rider
                       Waiver of Monthly Deductions Rider
                            Change of Insured Rider
                        Guaranteed Purchase Option Rider
                   Long Term Care Acceleration Benefit Rider
                          Long Term Care Waiver Rider
                        Accelerated Death Benefit Rider
                            Paid Up Additions Rider

                       SCHEDULE IV - REINSURANCE PREMIUMS

LIFE:

     Business Covered, as shown in Schedule III will be reinsured on the yearly renewable term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

     The Life Reinsurance premium rates contained in this Agreement are guaranteed for one year, and the Reinsurer anticipates continuing to accept premiums on the basis of these rates indefinitely. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

     Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate, from the attached Rate Table labeled below, for the age of the insured, at the beginning of the policy year, by the amount at risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.


                    PLAN(S)             RATE      UNDERWRITING     YEAR    YEARS
                                       TABLE         CLASS          1       2+

                                                    Preferred       0%      33%
                    All Plans           S-1         Nonsmoker       0%      51%
                                                      Smoker        0%      95%


     All Policy Fees will be retained by the Ceding Company.

SUBSTANDARD PREMIUMS:

     SUBSTANDARD TABLE EXTRA

     Premiums will be increased by any substandard premium charged the insured on the net amount at risk reinsured. For substandard table ratings, premiums will be increased by the following percent per table:

                                      25%


(113) 8145-00-00                       20                               11/16/01

--------------------------------------------------------------------------------
SUBSTANDARD PREMIUMS (CONTINUED):
--------------------------------------------------------------------------------

          FLAT EXTRA PREMIUMS

          The premium will be increased by any flat extra premium charged the insured on the face amount initially reinsured, less total allowances as shown below:


            FIRST YEAR PERMANENT        FIRST YEAR TEMPORARY
          PAYABLE 6 YEARS OR MORE:       PAYABLE 1-5 YEARS:           RENEWAL:
         -------------------------     ---------------------          --------
                   75%                          10%                     10%

--------------------------------------------------------------------------------
JOINT POLICY PREMIUMS:
--------------------------------------------------------------------------------

          Joint Policy Premiums do not apply to this Agreement.

--------------------------------------------------------------------------------
SUPPLEMENTAL BENEFITS:
--------------------------------------------------------------------------------


          RIDER(S)

                                                            UNDERWRITING
                    RIDER(s)            RATE TABLE              CLASS           YEAR 1         YEARS 2+
                    -------             ----------          -------------       ------         --------


          Additional Insurance             S-1               Preferred            0%              33%
          Benefit and Other Insured                          Nonsmoker            0%              51%
          Term Rider                                         Smoker              0%              95%

          The annual premium to be paid to the Reinsurer for reinsurance of Waiver of Premium benefits (not to exceed face amounts of $5,000,000) will be based on the appropriate rate charged the insured, less the applicable allowance as shown below:


                                                            FIRST YEAR          RENEWAL YEAR
                    RIDER(S)            RATE TABLE          ALLOWANCE            ALLOWANCE
                    --------            ----------          -----------         ------------
          Waiver of Premium, Waiver
          of Monthly Deductions,
          Long Term Care Acceleration
          Benefit, Long Term Care
          Waiver                           S-1                  75%                   10%

          The annual premium for the Additional Insurance Benefit Rider and Guaranteed Purchase Option Rider will be calculated by multiplying the rates found in Rate Table S-1, point-in-scale multiplied by the applicable pay percentage for the base plan.

          There is no additional premium for the Accelerated Death Benefits Rider. The Ceding Company will continue to pay reinsurance premiums on the unaccelerated portion of reinsured business until the policy is terminated or the date of death of the insured, unless a reinsured waiver of premium benefit applies.

          The rates for the Change of Insured Rider will be the same rates applied to the base policy at the time the rider is underwritten.

          ACCIDENTAL DEATH BENEFIT:

Accidental Death Benefits do not apply to this Agreement.




(113) 8145-00-00                       21                               11/16/01

--------------------------------------------------------------------------------
RE-ENTRY'S:
--------------------------------------------------------------------------------

          Re-Entry's are not covered under this Agreement.

--------------------------------------------------------------------------------
CONVERSIONS OR EXCHANGES:
--------------------------------------------------------------------------------

          Conversions or exchanges are not covered under this Agreement.

--------------------------------------------------------------------------------
EXPERIENCE REFUND OR PROFIT COMMISSION:
--------------------------------------------------------------------------------

          Experience Refund or Profit Commissions are not covered under this Agreement.




(113) 8145-00-00                       22                               11/16/01

                      SCHEDULES IV - REINSURANCE PREMIUMS

--------------------------------------------------------------------------------

                               RATE SCHEDULES S-1

--------------------------------------------------------------------------------




(113) 8145-00-00                      23                                11/16/01

                      75-80 MORTALITY: MANULIFE EXTENSION
--------------------------------------------------------------------------------
                      MALE AGGREGATE/AGE NEAREST BIRTHDAY
--------------------------------------------------------------------------------
                                  POLICY YEAR
--------------------------------------------------------------------------------

AGE      1     2     3     4     5     6     7     8     9    10    11    12    13    14    15    ATTAINED AGE
--------------------------------------------------------------------------------------------------------------
      1.23  0.74  0.48  0.43  0.38  0.34  0.33   0.29  0.27  0.27  0.25  0.28  0.31  0.38  0.54       0.68  15
--------------------------------------------------------------------------------------------------------------
1     0.49  0.47  0.42  0.36  0.28  0.23  0.22   0.22  0.24  0.24  0.27  0.30  0.38  0.54  0.68       1.01  16
--------------------------------------------------------------------------------------------------------------
2     0.35  0.37  0.33  0.28  0.23  0.22  0.21   0.24  0.24  0.27  0.30  0.37  0.54  0.68  1.10       1.14  17
--------------------------------------------------------------------------------------------------------------
3     0.35  0.29  0.25  0.23  0.22  0.20  0.22   0.24  0.27  0.30  0.37  0.53  0.68  1.01  1.14       1.22  18
--------------------------------------------------------------------------------------------------------------
4     0.29  0.25  0.23  0.22  0.20  0.22  0.24   0.27  0.30  0.36  0.52  0.66  0.99  1.11  1.22       1.31  19
--------------------------------------------------------------------------------------------------------------
5     0.25  0.23  0.22  0.20  0.22  0.24  0.27   0.30  0.36  0.50  0.66  0.96  1.09  1.16  1.31       1.37  20
--------------------------------------------------------------------------------------------------------------
6     0.23  0.22  0.20  0.22  0.24  0.27  0.30   0.36  0.50  0.66  0.94  1.07  1.14  1.21  1.37       1.40  21
--------------------------------------------------------------------------------------------------------------
7     0.19  0.20  0.22  0.24  0.27  0.30  0.35   0.50  0.66  0.87  1.05  1.13  1.19  1.23  1.40       1.41  22
--------------------------------------------------------------------------------------------------------------
8     0.18  0.21  0.21  0.27  0.29  0.35  0.50   0.66  0.87  1.05  1.13  1.19  1.23  1.30  1.39       1.40  23
--------------------------------------------------------------------------------------------------------------
9     0.19  0.20  0.24  0.29  0.35  0.50  0.66   0.87  1.05  1.13  1.19  1.23  1.30  1.35  1.36       1.38  24
--------------------------------------------------------------------------------------------------------------
10    0.18  0.22  0.27  0.35  0.50  0.66  0.87   1.05  1.13  1.19  1.23  1.30  1.35  1.36  1.32       1.34  25
--------------------------------------------------------------------------------------------------------------
11    0.20  0.25  0.34  0.50  0.66  0.87  1.05   1.13  1.19  1.23  1.30  1.35  1.36  1.30  1.27       1.29  26
--------------------------------------------------------------------------------------------------------------
12    0.23  0.32  0.50  0.66  0.87  1.05  1.13   1.19  1.23  1.30  1.35  1.36  1.30  1.25  1.20       1.24  27
--------------------------------------------------------------------------------------------------------------
13    0.30  0.46  0.63  0.87  1.05  1.12  1.19   1.22  1.24  1.28  1.31  1.30  1.25  1.20  1.16       1.20  28
--------------------------------------------------------------------------------------------------------------
14    0.44  0.59  0.87  1.05  1.12  1.17  1.22   1.23  1.23  1.24  1.26  1.25  1.19  1.16  1.13       1.17  29
--------------------------------------------------------------------------------------------------------------
15    0.58  0.87  1.05  1.12  1.17  1.21  1.23   1.22  1.20  1.20  1.19  1.18  1.13  1.12  1.11       1.14  30
--------------------------------------------------------------------------------------------------------------
16    0.87  1.05  1.12  1.17  1.21  1.20  1.21   1.19  1.16  1.14  1.12  1.12  1.09  1.09  1.09       1.12  31
--------------------------------------------------------------------------------------------------------------
17    1.05  1.12  1.17  1.21  1.20  1.18  1.18   1.15  1.11  1.07  1.05  1.06  1.05  1.06  1.08       1.11  32
--------------------------------------------------------------------------------------------------------------
18    1.03  1.10  1.13  1.15  1.14  1.11  1.11   1.07  1.04  1.01  1.00  1.02  1.01  1.03  1.07       1.12  33
--------------------------------------------------------------------------------------------------------------
19    1.00  1.05  1.06  1.07  1.05  1.04  1.02   0.98  0.96  0.95  0.97  0.97  0.98  1.01  1.07       1.14  34
--------------------------------------------------------------------------------------------------------------
20    0.93  0.97  0.97  0.97  0.97  0.95  0.93   0.90  0.90  0.91  0.93  0.94  0.96  1.01  1.08       1.17  35
--------------------------------------------------------------------------------------------------------------
21    0.84  0.87  0.87  0.87  0.87  0.86  0.85   0.83  0.85  0.86  0.90  0.92  0.96  1.02  1.11       1.22  36
--------------------------------------------------------------------------------------------------------------
22    0.73  0.76  0.76  0.76  0.77  0.77  0.77   0.77  0.80  0.83  0.88  0.91  0.96  1.04  1.15       1.28  37
--------------------------------------------------------------------------------------------------------------
23    0.73  0.76  0.75  0.75  0.75  0.76  0.77   0.77  0.80  0.84  0.90  0.94  1.00  1.10  1.21       1.36  38
--------------------------------------------------------------------------------------------------------------
24    0.73  0.74  0.73  0.73  0.74  0.76  0.77   0.78  0.82  0.87  0.93  0.97  1.05  1.17  1.29       1.45  39
--------------------------------------------------------------------------------------------------------------
25    0.72  0.72  0.72  0.72  0.74  0.76  0.77   0.79  0.84  0.90  0.96  1.03  1.12  1.25  1.38       1.56  40
--------------------------------------------------------------------------------------------------------------
26    0.70  0.70  0.71  0.72  0.73  0.76  0.78   0.82  0.88  0.95  1.02  1.09  1.20  1.35  1.49       1.70  41
--------------------------------------------------------------------------------------------------------------
27    0.68  0.68  0.70  0.71  0.73  0.77  0.81   0.86  0.92  1.01  1.08  1.17  1.30  1.47  1.63       1.87  42
--------------------------------------------------------------------------------------------------------------
28    0.66  0.68  0.71  0.73  0.76  0.81  0.86   0.92  1.00  1.08  1.17  1.28  1.42  1.61  1.81       2.07  43
--------------------------------------------------------------------------------------------------------------
29    0.65  0.68  0.73  0.76  0.81  0.86  0.92   1.00  1.08  1.17  1.28  1.42  1.58  1.81  2.03       2.31  44
--------------------------------------------------------------------------------------------------------------
30    0.64  0.68  0.76  0.81  0.86  0.92  1.00   1.08  1.17  1.28  1.42  1.58  1.81  2.03  2.26       2.58  45
--------------------------------------------------------------------------------------------------------------
31    0.63  0.69  0.79  0.86  0.92  1.00  1.08   1.17  1.28  1.42  1.58  1.81  2.03  2.26  2.53       2.89  46
--------------------------------------------------------------------------------------------------------------
32    0.63  0.71  0.84  0.92  1.00  1.08  1.17   1.28  1.40  1.58  1.81  2.03  2.26  2.53  2.83       3.24  47
--------------------------------------------------------------------------------------------------------------
33    0.63  0.72  0.88  0.98  1.08  1.17  1.28   1.40  1.58  1.78  2.01  2.25  2.53  2.83  3.17       3.61  48
--------------------------------------------------------------------------------------------------------------
34    0.63  0.73  0.93  1.05  1.17  1.28  1.40   1.58  1.78  2.01  2.24  2.53  2.81  3.16  3.54       4.02  49
--------------------------------------------------------------------------------------------------------------
35    0.63  0.76  0.99  1.14  1.28  1.40  1.58   1.78  2.01  2.24  2.53  2.80  3.13  3.52  3.94       4.45  50
--------------------------------------------------------------------------------------------------------------
36    0.65  0.79  1.06  1.25  1.40  1.58  1.78   2.01  2.24  2.53  2.80  3.10  3.48  3.91  4.36       4.92  51
--------------------------------------------------------------------------------------------------------------
37    0.67  0.84  1.15  1.37  1.58  1.78  2.01   2.24  2.53  2.80  3.08  3.43  3.86  4.32  4.82       5.44  52
--------------------------------------------------------------------------------------------------------------
38    0.70  0.89  1.23  1.47  1.70  1.91  2.16   2.41  2.72  3.04  3.35  3.76  4.25  4.78  5.33       6.00  53
--------------------------------------------------------------------------------------------------------------
39    0.74  0.95  1.33  1.59  1.83  2.07  2.33   2.60  2.93  3.27  3.64  4.10  4.67  5.28  5.88       6.61  54
--------------------------------------------------------------------------------------------------------------
40    0.79  1.02  1.45  1.73  2.00  2.23  2.51   2.79  3.13  3.51  3.94  4.47  5.13  5.82  6.48       7.27  55
--------------------------------------------------------------------------------------------------------------
41    0.85  1.11  1.59  1.90  2.17  2.42  2.70   2.98  3.33  3.75  4.24  4.86  5.62  6.41  7.12       8.01  56
--------------------------------------------------------------------------------------------------------------
42    0.92  1.22  1.76  2.09  2.37  2.62  2.89   3.18  3.52  3.99  4.57  5.28  6.15  7.05  7.85       8.82  57
--------------------------------------------------------------------------------------------------------------
43    0.99  1.37  1.92  2.30  2.61  2.88  3.18   3.47  3.83  4.33  4.96  5.71  6.63  7.61  8.50       9.73  58
--------------------------------------------------------------------------------------------------------------
44    1.08  1.53  2.11  2.52  2.86  3.17  3.47   3.79  4.17  4.70  5.37  6.16  7.16  8.20  9.22      10.75  59
--------------------------------------------------------------------------------------------------------------
45    1.17  1.72  2.31  2.75  3.13  3.47  3.79   4.14  4.56  5.08  5.80  6.66  7.73  8.85 10.02      11.89  60
--------------------------------------------------------------------------------------------------------------
46    1.28  1.94  2.51  3.00  3.40  3.78  4.14   4.56  4.91  5.48  6.28  7.19  8.35  9.56 10.89      13.17  61
--------------------------------------------------------------------------------------------------------------
47    1.39  2.17  2.73  3.25  3.69  4.13  4.56   4.89  5.31  5.93  6.79  7.78  9.03 10.34 11.85      14.57  62
--------------------------------------------------------------------------------------------------------------
48    1.49  2.27  2.84  3.40  3.90  4.38  4.87   5.28  5.80  6.49  7.53  8.64  9.94 11.30 12.79      16.07  63
--------------------------------------------------------------------------------------------------------------
49    1.60  2.35  2.95  3.54  4.09  4.62  5.18   5.70  6.33  7.12  8.36  9.60 10.96 12.32 13.75      17.71  64
--------------------------------------------------------------------------------------------------------------
50    1.70  2.42  3.04  3.66  4.29  4.87  5.51   6.15  6.93  7.83  9.30 10.69 12.06 13.40 14.77      19.50  65
--------------------------------------------------------------------------------------------------------------
51    1.80  2.48  3.12  3.77  4.47  5.12  5.86   6.65  7.59  8.61 10.35 11.89 13.24 14.56 15.83      21.47  66
--------------------------------------------------------------------------------------------------------------
52    1.90  2.52  3.17  3.85  4.65  5.38  6.23   7.20  8.32  9.48 11.51 13.18 14.52 15.80 16.96      23.65  67
--------------------------------------------------------------------------------------------------------------
53    2.06  2.75  3.46  4.23  5.08  5.90  6.84   7.89  9.11 10.43 12.63 14.52 15.80 16.96 19.16      26.05  68
--------------------------------------------------------------------------------------------------------------
54    2.23  2.99  3.78  4.64  5.57  6.47  7.52   8.66  9.96 11.44 13.85 15.80 16.96 19.16 21.62      28.69  69
--------------------------------------------------------------------------------------------------------------
55    2.41  3.27  4.12  5.10  6.11  7.11  8.27   9.50 10.86 12.54 15.17 16.96 19.16 21.62 24.39      31.57  70
--------------------------------------------------------------------------------------------------------------
56    2.61  3.56  4.51  5.61  6.71  7.83  9.09  10.38 11.83 13.73 16.62 19.16 21.62 24.39 27.47      34.68  71
--------------------------------------------------------------------------------------------------------------
57    2.82  3.89  4.94  6.18  7.38  8.60  9.96  11.33 12.87 15.03 18.21 21.36 24.39 27.15 30.87      38.00  72
--------------------------------------------------------------------------------------------------------------

                                   RATE TABLE
RS#008686                            S - 1                       DOC #8145-00-00

                      75-80 MORTALITY: MANULIFE EXTENSION

                                          MALE AGGREGATE/AGE NEAREST BIRTHDAY
-------------------------------------------------------------------------------------------------------------------------
                                                     POLICY YEAR
-------------------------------------------------------------------------------------------------------------------------
AGE         1           2           3           4           5           6          7           8            9         10
-------------------------------------------------------------------------------------------------------------------------
58       2.96        4.13        5.44        6.74        8.10        9.20       10.59       12.05       13.66       15.94
-------------------------------------------------------------------------------------------------------------------------
59       3.10        4.37        6.00        7.34        8.87        9.82       11.23       12.79       14.47       16.88
-------------------------------------------------------------------------------------------------------------------------
60       3.23        4.63        6.61        7.97        9.71       10.46       11.89       13.57       15.32       17.85
-------------------------------------------------------------------------------------------------------------------------
61       3.37        4.89        7.26        8.64       10.46       11.59       12.58       14.38       16.18       18.82
-------------------------------------------------------------------------------------------------------------------------
62       3.50        5.14        7.97        9.36       11.59       11.83       13.29       15.21       17.05       19.77
-------------------------------------------------------------------------------------------------------------------------
63       3.89        5.77        8.74       10.48       11.83       13.29       15.21       17.05       20.11       22.42
-------------------------------------------------------------------------------------------------------------------------
64       4.32        6.47        9.57       11.73       13.29       15.21       17.05       20.11       22.42       25.79
-------------------------------------------------------------------------------------------------------------------------
65       4.80        7.26       10.50       13.13       15.21       17.05       20.11       22.42       25.79       28.69
-------------------------------------------------------------------------------------------------------------------------
66       5.32        8.14       11.51       14.69       17.05       20.11       22.42       25.79       28.69       32.93
-------------------------------------------------------------------------------------------------------------------------
67       5.91        9.12       12.62       16.42       20.11       22.42       25.79       28.69       32.93       34.47
-------------------------------------------------------------------------------------------------------------------------
68       6.51       10.04       13.89       18.04       22.04       24.54       28.23       31.44       34.47       37.82
-------------------------------------------------------------------------------------------------------------------------
69       7.17       11.05       15.25       19.76       24.12       26.87       30.94       34.47       37.82       41.49
-------------------------------------------------------------------------------------------------------------------------
70       7.89       12.14       16.72       21.64       26.41       29.44       33.92       37.82       41.49       45.48
-------------------------------------------------------------------------------------------------------------------------
71       9.53       14.60       19.60       24.97       29.44       34.32       41.78       48.80       57.45       65.58
-------------------------------------------------------------------------------------------------------------------------
72      11.40       16.64       22.87       28.77       34.15       39.89       48.34       56.16       65.58       74.61
-------------------------------------------------------------------------------------------------------------------------
73      13.52       19.13       26.61       33.20       39.52       46.21       55.72       64.40       74.61       84.52
-------------------------------------------------------------------------------------------------------------------------
74      15.94       22.46       30.70       38.25       45.60       53.35       64.01       73.58       84.52       95.39
-------------------------------------------------------------------------------------------------------------------------
75      18.71       26.26       35.35       43.95       52.45       61.35       73.23       83.67       95.39      107.62
-------------------------------------------------------------------------------------------------------------------------
76      21.88       30.62       40.61       50.35       60.12       70.26       83.39       94.78      107.62      121.31
-------------------------------------------------------------------------------------------------------------------------
77      25.51       34.90       46.52       57.51       68.66       80.09       94.57      107.29      121.31      132.05
-------------------------------------------------------------------------------------------------------------------------
78      29.63       40.42       53.12       65.47       78.04       90.90      107.18      121.31      132.05      143.63
-------------------------------------------------------------------------------------------------------------------------
79      34.65       46.62       60.45       74.20       88.36      103.10      121.31      132.05      143.63      156.05
-------------------------------------------------------------------------------------------------------------------------
80      40.30       53.54       68.50       83.78       99.99      116.79      132.05      143.63      156.05      169.12
-------------------------------------------------------------------------------------------------------------------------
81      46.63       61.18       77.33       94.56      113.02      132.05      143.63      156.05      169.12      182.61
-------------------------------------------------------------------------------------------------------------------------
82      53.65       69.60       87.27      106.64      127.54      143.63      156.05      169.12      182.61      196.52
-------------------------------------------------------------------------------------------------------------------------
83      61.41       79.10       98.40      120.07      143.63      156.05      169.12      182.61      196.52      210.85
-------------------------------------------------------------------------------------------------------------------------
84      72.42       89.77      110.78      134.94      156.05      169.12      182.61      196.52      210.85      225.60
-------------------------------------------------------------------------------------------------------------------------
85      84.92      104.32      124.48      151.33      169.12      182.61      196.52      210.85      225.60      240.77
-------------------------------------------------------------------------------------------------------------------------
86      99.04      117.78      139.58      169.12      182.61      196.52      201.85      225.60      240.77      256.36
-------------------------------------------------------------------------------------------------------------------------
87     114.90      134.20      155.97      182.61      196.52      210.85      225.60      240.77      256.36      272.37
-------------------------------------------------------------------------------------------------------------------------
88     132.64      152.21      173.48      196.52      210.85      225.60      240.77      256.36      272.37      288.80
-------------------------------------------------------------------------------------------------------------------------
89     143.75      164.35      186.69      210.85      225.60      240.77      256.36      272.37      288.80      305.65
-------------------------------------------------------------------------------------------------------------------------
90     155.22      176.87      200.31      225.60      240.77      256.36      272.37      288.80      305.65      322.92
-------------------------------------------------------------------------------------------------------------------------

                    MALE AGGREGATE/AGE NEAREST BIRTHDAY
-------------------------------------------------------------------------------
                               POLICY YEAR
-------------------------------------------------------------------------------
AGE        11          12          13          14          15      ATTAINED AGE
-------------------------------------------------------------------------------
58      19.22       22.43       25.64       28.58       32.76       41.60    73
-------------------------------------------------------------------------------
59      20.25       23.49       26.85       29.94       34.70       45.54    74
-------------------------------------------------------------------------------
60      21.28       24.48       27.97       31.28       36.71       49.90    75
-------------------------------------------------------------------------------
61      22.26       25.39       29.04       32.61       38.82       54.71    76
-------------------------------------------------------------------------------
62      23.18       26.21       30.06       33.93       41.03       60.03    77
-------------------------------------------------------------------------------
63      25.79       28.87       33.14       37.75       44.66       65.85    78
-------------------------------------------------------------------------------
64      28.69       32.93       36.55       42.02       48.60       72.18    79
-------------------------------------------------------------------------------
65      32.93       35.12       40.34       46.75       52.83       79.02    80
-------------------------------------------------------------------------------
66      34.69       38.78       44.51       51.97       57.68       86.36    81
-------------------------------------------------------------------------------
67      38.42       42.80       49.08       57.68       62.18       94.12    82
-------------------------------------------------------------------------------
68      42.14       46.91       53.73       62.18       67.77      102.35    83
-------------------------------------------------------------------------------
69      46.20       51.36       58.72       67.77       73.69      111.41    84
-------------------------------------------------------------------------------
70      50.57       56.13       64.00       73.69       80.22      121.31    85
-------------------------------------------------------------------------------
71      74.61       84.52       95.47      107.84      121.31      132.05    86
-------------------------------------------------------------------------------
72      84.52       95.39      107.67      121.31      132.05      143.63    87
-------------------------------------------------------------------------------
73      95.39      107.62      121.31      132.05      143.63      156.05    88
-------------------------------------------------------------------------------
74     107.62      121.31      132.05      143.63      156.05      169.12    89
-------------------------------------------------------------------------------
75     121.31      132.05      143.63      156.05      169.12      182.61    90
-------------------------------------------------------------------------------
76     132.05      143.63      156.05      169.12      182.61      196.52    91
-------------------------------------------------------------------------------
77     143.63      156.05      169.12      182.61      196.52      210.85    92
-------------------------------------------------------------------------------
78     156.05      169.12      182.61      196.52      210.85      225.60    93
-------------------------------------------------------------------------------
79     169.12      182.61      196.52      210.85      225.60      240.77    94
-------------------------------------------------------------------------------
80     182.61      196.52      210.85      225.60      240.77      256.36    95
-------------------------------------------------------------------------------
81     196.52      210.85      225.60      240.77      256.36      272.37    96
-------------------------------------------------------------------------------
82     210.85      225.60      240.77      256.36      272.37      288.80    97
-------------------------------------------------------------------------------
83     225.60      240.77      256.36      272.37      288.80      305.65    98
-------------------------------------------------------------------------------
84     240.77      256.36      272.37      288.80      305.65      322.92    99
-------------------------------------------------------------------------------
85     256.36      272.37      288.80      305.65      322.92
-------------------------------------------------------------------------------
86     272.37      288.80      305.65      322.92      340.61
-------------------------------------------------------------------------------
87     288.80      305.65      322.92      340.61      358.72
-------------------------------------------------------------------------------
88     305.65      322.92      340.61      358.72      377.25
-------------------------------------------------------------------------------
89     322.92      340.61      358.72      377.25      396.20
-------------------------------------------------------------------------------
90     340.61      358.72      377.25      396.20      415.57
-------------------------------------------------------------------------------

                                   Rate Table

                                                75-80 MORTALITY: MANULIFE EXTENSION
-----------------------------------------------------------------------------------------------------------------------------
                                               Female Aggregate/Age Nearest Birthday
-----------------------------------------------------------------------------------------------------------------------------
                                                            Policy Year
-----------------------------------------------------------------------------------------------------------------------------
AGE    1      2      3     4      5      6      7      8      9      10      11     12     13     14      15    Attained Age
-----------------------------------------------------------------------------------------------------------------------------
    0.93   0.34   0.30  0.27   0.24   0.22   0.20   0.18   0.18    0.18    0.19   0.21   0.24   0.27    0.32      0.36    15
-----------------------------------------------------------------------------------------------------------------------------
 1  0.34   0.30   0.27  0.24   0.22   0.20   0.18   0.18   0.18    0.19    0.21   0.24   0.27   0.32    0.36      0.40    16
-----------------------------------------------------------------------------------------------------------------------------
 2  0.28   0.27   0.24  0.22   0.20   0.18   0.18   0.18   0.19    0.21    0.24   0.27   0.32   0.36    0.40      0.44    17
-----------------------------------------------------------------------------------------------------------------------------
 3  0.24   0.24   0.22  0.20   0.18   0.18   0.18   0.19   0.21    0.24    0.27   0.32   0.36   0.40    0.44      0.47    18
-----------------------------------------------------------------------------------------------------------------------------
 4  0.22   0.22   0.20  0.18   0.18   0.18   0.19   0.21   0.24    0.27    0.32   0.36   0.40   0.44    0.47      0.49    19
-----------------------------------------------------------------------------------------------------------------------------
 5  0.20   0.20   0.18  0.18   0.18   0.19   0.21   0.24   0.27    0.32    0.36   0.40   0.44   0.47    0.49      0.51    20
-----------------------------------------------------------------------------------------------------------------------------
 6  0.19   0.18   0.18  0.18   0.19   0.21   0.24   0.27   0.32    0.36    0.40   0.44   0.47   0.49    0.51      0.52    21
-----------------------------------------------------------------------------------------------------------------------------
 7  0.17   0.18   0.18  0.19   0.21   0.24   0.27   0.32   0.36    0.40    0.44   0.47   0.49   0.51    0.52      0.53    22
-----------------------------------------------------------------------------------------------------------------------------
 8  0.16   0.18   0.19  0.21   0.24   0.27   0.32   0.36   0.40    0.44    0.47   0.49   0.51   0.52    0.53      0.53    23
-----------------------------------------------------------------------------------------------------------------------------
 9  0.16   0.19   0.21  0.24   0.27   0.32   0.36   0.40   0.44    0.47    0.49   0.51   0.52   0.53    0.53      0.53    24
-----------------------------------------------------------------------------------------------------------------------------
10  0.16   0.21   0.24  0.27   0.32   0.36   0.40   0.44   0.47    0.49    0.51   0.52   0.53   0.53    0.53      0.53    25
-----------------------------------------------------------------------------------------------------------------------------
11  0.17   0.24   0.27  0.32   0.36   0.40   0.44   0.47   0.49    0.51    0.52   0.53   0.53   0.53    0.53      0.53    26
-----------------------------------------------------------------------------------------------------------------------------
12  0.18   0.27   0.32  0.36   0.40   0.44   0.47   0.49   0.51    0.52    0.53   0.53   0.53   0.53    0.53      0.53    27
-----------------------------------------------------------------------------------------------------------------------------
13  0.21   0.31   0.35  0.38   0.42   0.45   0.47   0.49   0.52    0.53    0.53   0.53   0.53   0.53    0.53      0.53    28
-----------------------------------------------------------------------------------------------------------------------------
14  0.25   0.33   0.37  0.40   0.43   0.45   0.47   0.48   0.53    0.53    0.53   0.53   0.53   0.53    0.53      0.54    29
-----------------------------------------------------------------------------------------------------------------------------
15  0.28   0.35   0.39  0.41   0.43   0.45   0.46   0.48   0.53    0.53    0.53   0.53   0.53   0.53    0.54      0.55    30
-----------------------------------------------------------------------------------------------------------------------------
16  0.32   0.37   0.39  0.41   0.42   0.43   0.45   0.46   0.53    0.53    0.53   0.53   0.53   0.54    0.55      0.58    31
-----------------------------------------------------------------------------------------------------------------------------
17  0.36   0.37   0.39  0.40   0.41   0.42   0.43   0.44   0.53    0.53    0.53   0.53   0.54   0.55    0.58      0.61    32
-----------------------------------------------------------------------------------------------------------------------------
18  0.36   0.37   0.39  0.40   0.41   0.42   0.43   0.44   0.51    0.52    0.53   0.54   0.55   0.58    0.61      0.65    33
-----------------------------------------------------------------------------------------------------------------------------
19  0.36   0.37   0.39  0.40   0.41   0.42   0.43   0.44   0.50    0.50    0.54   0.55   0.58   0.61    0.65      0.70    34
-----------------------------------------------------------------------------------------------------------------------------
20  0.35   0.36   0.38  0.39   0.41   0.41   0.43   0.44   0.48    0.50    0.55   0.58   0.61   0.65    0.70      0.77    35
-----------------------------------------------------------------------------------------------------------------------------
21  0.34   0.36   0.37  0.39   0.40   0.41   0.43   0.44   0.47    0.49    0.58   0.61   0.65   0.70    0.77      0.84    36
-----------------------------------------------------------------------------------------------------------------------------
22  0.32   0.34   0.36  0.38   0.40   0.41   0.43   0.45   0.46    0.50    0.61   0.65   0.70   0.77    0.84      0.93    37
-----------------------------------------------------------------------------------------------------------------------------
23  0.32   0.34   0.37  0.39   0.41   0.42   0.45   0.46   0.50    0.55    0.65   0.70   0.77   0.84    0.93      1.03    38
-----------------------------------------------------------------------------------------------------------------------------
24  0.31   0.34   0.38  0.40   0.42   0.45   0.46   0.50   0.55    0.59    0.70   0.77   0.84   0.93    1.03      1.15    39
-----------------------------------------------------------------------------------------------------------------------------
25  0.31   0.35   0.39  0.41   0.44   0.46   0.50   0.55   0.59    0.63    0.77   0.84   0.93   1.03    1.15      1.29    40
-----------------------------------------------------------------------------------------------------------------------------
26  0.30   0.35   0.39  0.43   0.46   0.50   0.55   0.59   0.63    0.69    0.84   0.93   1.03   1.15    1.29      1.45    41
-----------------------------------------------------------------------------------------------------------------------------
27  0.30   0.35   0.41  0.45   0.50   0.55   0.59   0.63   0.66    0.76    0.93   1.03   1.15   1.29    1.45      1.62    42
-----------------------------------------------------------------------------------------------------------------------------
28  0.31   0.36   0.42  0.48   0.53   0.59   0.63   0.66   0.76    0.86    1.03   1.15   1.29   1.45    1.62      1.79    43
-----------------------------------------------------------------------------------------------------------------------------
29  0.32   0.37   0.44  0.51   0.57   0.63   0.66   0.76   0.86    0.97    1.15   1.29   1.45   1.62    1.79      1.96    44
-----------------------------------------------------------------------------------------------------------------------------
30  0.33   0.39   0.47  0.54   0.62   0.66   0.76   0.86   0.97    1.08    1.29   1.45   1.62   1.79    1.96      2.14    45
-----------------------------------------------------------------------------------------------------------------------------
31  0.35   0.41   0.50  0.59   0.66   0.76   0.86   0.97   1.08    1.19    1.45   1.62   1.79   1.96    2.14      2.33    46
-----------------------------------------------------------------------------------------------------------------------------
32  0.38   0.44   0.54  0.65   0.76   0.86   0.97   1.08   1.19    1.31    1.62   1.79   1.96   2.14    2.33      2.52    47
-----------------------------------------------------------------------------------------------------------------------------
33  0.39   0.46   0.57  0.69   0.82   0.93   1.07   1.19   1.31    1.48    1.77   1.94   2.12   2.33    2.52      2.72    48
-----------------------------------------------------------------------------------------------------------------------------
34  0.41   0.49   0.60  0.74   0.88   1.02   1.18   1.31   1.48    1.64    1.92   2.10   2.30   2.51    2.72      2.93    49
-----------------------------------------------------------------------------------------------------------------------------
35  0.43   0.51   0.63  0.79   0.95   1.12   1.30   1.48   1.64    1.81    2.07   2.27   2.46   2.71    2.92      3.17    50
-----------------------------------------------------------------------------------------------------------------------------
36  0.45   0.54   0.67  0.85   1.04   1.23   1.43   1.63   1.81    2.00    2.23   2.43   2.64   2.92    3.16      3.43    51
-----------------------------------------------------------------------------------------------------------------------------
37  0.48   0.58   0.71  0.92   1.13   1.35   1.56   1.77   1.98    2.19    2.39   2.60   2.82   3.15    3.42      3.71    52
-----------------------------------------------------------------------------------------------------------------------------
38  0.51   0.64   0.80  1.04   1.26   1.49   1.70   1.92   2.14    2.35    2.56   2.78   3.02   3.38    3.66      4.04    53
-----------------------------------------------------------------------------------------------------------------------------
39  0.55   0.72   0.89  1.16   1.39   1.63   1.85   2.08   2.30    2.52    2.74   2.98   3.23   3.62    3.94      4.40    54
-----------------------------------------------------------------------------------------------------------------------------
40  0.60   0.80   1.00  1.28   1.52   1.78   2.01   2.24   2.46    2.69    2.94   3.19   3.46   3.91    4.25      4.80    55
-----------------------------------------------------------------------------------------------------------------------------
41  0.65   0.89   1.10  1.41   1.66   1.94   2.17   2.41   2.63    2.89    3.15   3.42   3.72   4.23    4.58      5.23    56
-----------------------------------------------------------------------------------------------------------------------------
42  0.70   0.98   1.20  1.54   1.80   2.10   2.33   2.58   2.83    3.10    3.38   3.69   4.01   4.57    4.94      5.70    57
-----------------------------------------------------------------------------------------------------------------------------
43  0.76   1.05   1.29  1.63   1.90   2.20   2.45   2.74   3.01    3.31    3.64   3.98   4.34   4.94    5.37      6.22    58
-----------------------------------------------------------------------------------------------------------------------------
44  0.81   1.12   1.39  1.71   2.00   2.30   2.59   2.90   3.21    3.55    3.92   4.30   4.69   5.37    5.85      6.78    59
-----------------------------------------------------------------------------------------------------------------------------
45  0.86   1.19   1.48  1.79   2.10   2.42   2.73   3.07   3.43    3.82    4.23   4.64   5.07   5.83    6.36      7.37    60
-----------------------------------------------------------------------------------------------------------------------------
46  0.91   1.26   1.58  1.86   2.22   2.53   2.88   3.28   3.67    4.11    4.55   5.01   5.49   6.32    6.89      8.00    61
-----------------------------------------------------------------------------------------------------------------------------
47  0.96   1.33   1.68  1.95   2.34   2.65   3.06   3.49   3.94    4.41    4.90   5.41   5.94   6.84    7.46      8.67    62
-----------------------------------------------------------------------------------------------------------------------------
48  1.00   1.39   1.76  2.04   2.45   2.82   3.27   3.76   4.20    4.70    5.23   5.77   6.31   7.25    7.88      9.38    63
-----------------------------------------------------------------------------------------------------------------------------
49  1.05   1.46   1.83  2.13   2.58   3.00   3.50   4.04   4.48    5.02    5.57   6.13   6.70   7.67    8.30     10.15    64
-----------------------------------------------------------------------------------------------------------------------------
50  1.10   1.53   1.91  2.24   2.72   3.20   3.74   4.35   4.78    5.34    5.92   6.50   7.09   8.09    8.75     10.99    65
-----------------------------------------------------------------------------------------------------------------------------
51  1.15   1.60   2.01  2.35   2.86   3.40   4.00   4.68   5.09    5.67    6.28   6.88   7.49   8.53    9.21     11.91    66
-----------------------------------------------------------------------------------------------------------------------------
52  1.20   1.68   2.10  2.47   3.01   3.61   4.28   5.03   5.40    6.01    6.64   7.27   7.91   9.00    9.70     12.92    67
-----------------------------------------------------------------------------------------------------------------------------
53  1.26   1.76   2.22  2.65   3.23   3.87   4.57   5.34   5.77    6.41    7.05   7.75   8.47   9.68   10.50     14.03    68
-----------------------------------------------------------------------------------------------------------------------------
54  1.32   1.85   2.35  2.84   3.47   4.15   4.87   5.65   6.15    6.81    7.49   8.26   9.07  10.43   11.37     15.25    69
-----------------------------------------------------------------------------------------------------------------------------
55  1.38   1.93   2.48  3.05   3.72   4.43   5.18   5.97   6.55    7.25    7.96   8.81   9.72  11.24   12.33     16.63    70
-----------------------------------------------------------------------------------------------------------------------------
56  1.45   2.02   2.62  3.27   3.97   4.72   5.50   6.29   6.97    7.71    8.46   9.40  10.43  12.13   13.41     18.21    71
-----------------------------------------------------------------------------------------------------------------------------
57  1.51   2.11   2.76  3.49   4.24   5.02   5.82   6.62   7.42    8.21    9.00  10.04  11.20  13.13   14.65     20.04    72
-----------------------------------------------------------------------------------------------------------------------------

                                             Rate Table
                                                S-1

                                         75-80 MORTALITY: MANULIFE EXTENSION

                                        FEMALE AGGREGATE/AGE NEAREST BIRTHDAY
-------------------------------------------------------------------------------------------------------------------------
                                                     POLICY YEAR
-------------------------------------------------------------------------------------------------------------------------
AGE         1           2           3           4           5           6          7           8            9         10
-------------------------------------------------------------------------------------------------------------------------
58       1.63        2.29        2.99        3.76        4.54        5.34        6.18        7.03       7.88         8.71
-------------------------------------------------------------------------------------------------------------------------
59       1.75        2.48        3.24        4.04        4.85        5.69        6.57        7.46       8.36         9.25
-------------------------------------------------------------------------------------------------------------------------
60       1.88        2.68        3.50        4.34        5.18        6.06        6.98        7.93       8.89         9.83
-------------------------------------------------------------------------------------------------------------------------
61       2.01        2.90        3.77        4.66        5.54        6.45        7.42        8.43       9.45        10.47
-------------------------------------------------------------------------------------------------------------------------
62       2.15        3.12        4.07        5.01        5.93        6.88        7.90        8.97      10.07        11.19
-------------------------------------------------------------------------------------------------------------------------
63       2.27        3.27        4.26        5.24        6.21        7.22        8.30        9.49      10.75        12.11
-------------------------------------------------------------------------------------------------------------------------
64       2.40        3.43        4.46        5.48        6.50        7.57        8.75       10.07      11.53        13.17
-------------------------------------------------------------------------------------------------------------------------
65       2.53        3.59        4.66        5.73        6.80        7.95        9.24       10.72      12.43        14.38
-------------------------------------------------------------------------------------------------------------------------
66       2.67        3.76        4.88        5.99        7.12        8.37        9.80       11.47      13.45        15.78
-------------------------------------------------------------------------------------------------------------------------
67       2.82        3.94        5.10        6.27        7.48        8.85       10.43       12.32      14.61        17.37
-------------------------------------------------------------------------------------------------------------------------
68       3.06        4.28        5.56        6.87        8.23        9.79       11.60       13.76      16.38        19.53
-------------------------------------------------------------------------------------------------------------------------
69       3.33        4.67        6.09        7.56        9.11       10.89       12.95       15.42      18.41        21.99
-------------------------------------------------------------------------------------------------------------------------
70       3.63        5.11        6.70        8.36       10.13       12.16       14.52       17.34      20.73        24.77
-------------------------------------------------------------------------------------------------------------------------
71       5.01        7.70       10.44       13.52       16.24       19.36       24.15       28.95      35.02        41.07
-------------------------------------------------------------------------------------------------------------------------
72       6.01        8.87       12.38       15.87       19.26       23.05       28.68       34.23      41.07        47.96
-------------------------------------------------------------------------------------------------------------------------
73       7.20       10.35       14.68       18.73       22.84       27.42       33.97       40.33      47.96        55.76
-------------------------------------------------------------------------------------------------------------------------
74       8.63       12.39       17.32       22.10       27.06       32.52       40.08       47.30      55.76        64.51
-------------------------------------------------------------------------------------------------------------------------
75      10.32       14.81       20.43       26.07       31.97       38.41       47.07       55.20      64.51        74.28
-------------------------------------------------------------------------------------------------------------------------
76      12.34       17.69       24.09       30.69       37.65       45.16       55.01       64.10      74.28        85.13
-------------------------------------------------------------------------------------------------------------------------
77      14.74       20.71       28.36       36.01       44.13       52.83       63.96       74.06      85.13        93.91
-------------------------------------------------------------------------------------------------------------------------
78      17.58       24.64       33.26       42.08       51.48       61.48       73.98       85.13      93.91       103.24
-------------------------------------------------------------------------------------------------------------------------
79      21.12       29.19       38.86       48.95       59.76       71.17       85.13       93.91     103.24       113.12
-------------------------------------------------------------------------------------------------------------------------
80      25.23       34.42       45.19       56.66       69.02       81.96       93.91      103.24     113.12       123.55
-------------------------------------------------------------------------------------------------------------------------
81      29.98       40.36       52.30       65.27       79.31       93.91      103.24      113.12     123.55       134.53
-------------------------------------------------------------------------------------------------------------------------
82      35.39       47.07       60.24       74.83       90.70      103.24      113.12      123.55     134.53       146.06
-------------------------------------------------------------------------------------------------------------------------
83      41.53       54.60       69.05       85.39      103.24      113.12      123.55      134.53     146.06       158.14
-------------------------------------------------------------------------------------------------------------------------
84      49.99       63.00       78.78       97.00      113.12      123.55      134.53      146.06     158.14       170.77
-------------------------------------------------------------------------------------------------------------------------
85      59.59       74.19       89.47      109.70      123.55      134.53      146.06      158.14     170.77       183.95
-------------------------------------------------------------------------------------------------------------------------
86      70.43       84.66      101.18      123.55      134.53      146.06      158.14      170.77     183.95       197.68
-------------------------------------------------------------------------------------------------------------------------
87      82.59       97.28      113.94      134.53      146.06      158.14      170.77      183.95     197.68       211.96
-------------------------------------------------------------------------------------------------------------------------
88      96.15      111.20      127.80      146.06      158.14      170.77      183.95      197.68     211.96       226.79
-------------------------------------------------------------------------------------------------------------------------
89     105.02      121.08      138.76      158.14      170.77      183.95      197.68      211.96     226.79       242.17
-------------------------------------------------------------------------------------------------------------------------
90     114.35      131.45      150.23      170.77      183.95      197.68      211.96      226.79     242.17       258.10
-------------------------------------------------------------------------------------------------------------------------

                     FEMALE AGGREGATE/AGE MANULIFE EXTENSION
-------------------------------------------------------------------------------
                               POLICY YEAR
-------------------------------------------------------------------------------
AGE        11          12          13          14          15      ATTAINED AGE
-------------------------------------------------------------------------------
58       9.76       10.86       12.11       14.18      15.84        22.17    73
-------------------------------------------------------------------------------
59      10.60       11.76       13.14       15.40      17.21        24.65    74
-------------------------------------------------------------------------------
60      11.55       12.85       14.33       16.80      18.78        27.53    75
-------------------------------------------------------------------------------
61      12.64       14.08       15.70       18.42      20.59        30.86    76
-------------------------------------------------------------------------------
62      13.90       15.50       17.30       20.28      22.64        34.69    77
-------------------------------------------------------------------------------
63      15.04       16.80       18.79       22.08      24.73        39.07    78
-------------------------------------------------------------------------------
64      16.34       18.28       20.47       24.09      27.05        44.00    79
-------------------------------------------------------------------------------
65      17.83       19.94       22.34       26.30      29.55        49.48    80
-------------------------------------------------------------------------------
66      19.51       21.81       24.41       28.69      32.20        55.51    81
-------------------------------------------------------------------------------
67      21.40       23.87       26.64       31.21      34.98        62.09    82
-------------------------------------------------------------------------------
68      23.87       26.64       29.96       34.98      39.13        69.22    83
-------------------------------------------------------------------------------
69      26.64       29.96       33.61       39.13      43.62        76.90    84
-------------------------------------------------------------------------------
70      29.96       33.61       37.59       43.62      48.46        85.13    85
-------------------------------------------------------------------------------
71      47.96       55.76       64.57       74.44      85.13        93.91    86
-------------------------------------------------------------------------------
72      55.76       64.51       74.32       85.13      93.91       103.24    87
-------------------------------------------------------------------------------
73      64.51       74.28       85.13       93.91     103.24       113.12    88
-------------------------------------------------------------------------------
74      74.28       85.13       93.91       103.24    113.12       123.55    89
-------------------------------------------------------------------------------
75      85.13       93.91      103.24       113.12    123.55       134.53    90
-------------------------------------------------------------------------------
76      93.91      103.24      113.12       123.55    134.53       146.06    91
-------------------------------------------------------------------------------
77     103.24      113.12      123.55       134.53    146.06       158.14    92
-------------------------------------------------------------------------------
78     113.12      123.55      134.53       146.06    158.14       170.77    93
-------------------------------------------------------------------------------
79     123.55      134.53      146.06       158.14    170.77       183.95    94
-------------------------------------------------------------------------------
80     134.50      146.06      158.14       170.77    183.95       197.68    95
-------------------------------------------------------------------------------
81     146.06      158.14      170.77       183.95    197.68       211.96    96
-------------------------------------------------------------------------------
82     158.14      170.77      183.95       197.68    211.96       226.79    97
-------------------------------------------------------------------------------
83     170.77      183.95      197.68       211.96    226.79       242.17    98
-------------------------------------------------------------------------------
84     183.95      197.68      211.96       226.79    242.17       258.10    99
-------------------------------------------------------------------------------
85     197.68      211.96      226.79       242.17    258.10
-------------------------------------------------------------------------------
86     211.96      226.79      242.17       258.10    274.58
-------------------------------------------------------------------------------
87     226.79      242.17      258.10       274.58    291.61
-------------------------------------------------------------------------------
88     242.17      258.10      274.58       291.61    309.19
-------------------------------------------------------------------------------
89     258.10      274.58      291.61       309.19    327.32
-------------------------------------------------------------------------------
90     274.58      291.61      309.19       327.32    346.00
-------------------------------------------------------------------------------

                                   Rate Table

                              SCHEDULE V - LIMITS

--------------------------------------------------------------------------------
REINSURER'S SHARE:
--------------------------------------------------------------------------------

                                      25%

--------------------------------------------------------------------------------
MINIMUM REINSURANCE AMOUNT:
--------------------------------------------------------------------------------

                                    $25,000

--------------------------------------------------------------------------------
BINDING LIMITS:
--------------------------------------------------------------------------------


             MAXIMUM AUTOMATIC BINDING LIMIT (EXCLUDING RETENTION):

                                        TO THE POOL:        TO THE REINSURER:
                                        ------------        -----------------
          Life:                         $20,000,000            $5,000,000

          Waiver of Premium:             $5,000,000            $1,250,000

--------------------------------------------------------------------------------
JUMBO LIMIT:
--------------------------------------------------------------------------------

                               Life: $50,000,000
                         Waiver of Premium: $5,000,000




(113) 8145-00-00                       24                               11/16/01

                 SCHEDULE VI - SAMPLE STATEMENT SPECIFICATIONS

The following information should appear on each Statement and Inforce listing:

          -    Name of the Insured(s)

          -    Date of Birth of the Insured(s)

          -    The Issue Age of each Insured(s)

          -    The Sex of the Insured(s)

          -    The Insured(s) Country of Residence

          -    Underwriting Classification (i.e. Preferred, Standard, etc.)

          -    Smoking Class (i.e. Smoker, Non Smoker, etc.)

          -    Indication if Business is Facultative or Automatic

          -    Indication if Business is Risk Premium or Coinsurance

          -    Policy Number(s)

          -    Plan Code(s)/Kind Code(s): Cession Series

          -    Original Face Amount of the Policy(s)

          -    Amount(s) Ceded to the Reinsurer

          - Amount of Premium being Paid; separated for Supplementary Benefits

          -    The Amount of any Reinsurance Premium Allowances

          -    Any Extra Premiums concerned. Example: $5/1000/5 YRS

          - Effective Date and Duration of any Policy(s) Change, Reissue, or Termination










(113) 8145-00-00                       25                               11/16/01

                      SCHEDULE VII - SAMPLE POLICY EXHIBIT


POLICY SUMMARY                               NUMBER OF                     REINSURANCE
CLASSIFICATION                               POLICIES                        AMOUNT
--------------                               ---------                     -----------

Inforce as of Last Report                       878                        $410,220,973

New Issues                                        2                            $516,666
Reinstatements                                    3                            $483,334
Increases                                                                      $500,000
Decreases - Still Inforce                                                      $133,332
Rollover - In                                     0                                  $0

Deduct By:
----------
      Death                                       0                                  $0
      Surrender                                   1                            $250,000
      Lapse                                       4                          $1,000,001
      Conversion - Out                            0                                  $0
      Decreases - Termination                     3                            $299,999
      Inactive - Pending                          0                                  $0
      Not Taken                                   0                                  $0

Inforce as of Current Report                    875                        $410,037,641




(113) 8145-00-00                       26                               11/16/01

                          SCHEDULE VIII - DEFINITIONS


ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks that meet certain specific criteria based on the Ceding Company's underwriting.

BINDING LIMIT - The amount of risk over the Ceding Company's retention, which can be ceded automatically if all automatic conditions are met.

CASH VALUE - The amount of money that the policy owner will receive as a refund if the policy owner cancels the coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A ceding insurer is an insurer that underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A ceding Reinsurer is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionaire.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of the application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.

EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in a reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer's bad faith, fraud or gross negligence in the handling of a claim.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks. This Agreement merely reflects how individual facultative reinsurance will be handled.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each $1,000 of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the Consumer Price Index.

JUMBO LIMIT - The limit placed on an amount of coverage that may be inforce, or applied for in all companies, on an individual life for automatic reinsurance purposes. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for facultative review.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(S) - Insurance contracts between the Original Company and the Insured(s).

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several Reinsurers. Using this method, each Reinsurer receives a specified percentage of each risk ceded into the pool. A reinsurance pool is a multi-Reinsurer agreement under which each Reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

PREMIUM - (Written/Unearned/Earned) - Written premium is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be unearned premium. For an individual policy, written premium minus unearned premium equals earned premium. Earned premium is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

QUOTA SHARE - A form of reinsurance in which premiums and losses are shared proportionately between the Ceding Company and the Reinsurer, in which the same percentage applies to all policies reinsured.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per $1,000.

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer to the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF-ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for its financial reports. Self-Administration is also known as Bulk or Bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurances of the type(s) reinsured under this agreement.

SUBSTANDARD RISKS - Those insureds that, under the terms of the Ceding Company's standard guidelines, do not meet the criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will be increased by a factor as shown in
Schedule I for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the policy reserve.




(113) 8145-00-00                       28                               11/16/01

TERMINATION - The formal ending of a reinsurance agreement by its natural expiry, cancellation or commutation by both parties. Terminations can be either on a cutoff or runoff basis. Under cutoff provisions, the parties' obligations are fixed as of the agreed cutoff date. Otherwise, obligations incurred while the agreement was inforce are run off to their natural extinction.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.





(113) 8145-00-00                       29                               11/16/01